UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2007

Kelyniam Global, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-52569	20-4130012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1100 North University Avenue	72207
	Suite 135	(Zip Code)
Little Rock, Arkansas
(Address of principal executive offices)

(800) 280-8192
(Registrant’s telephone number, including area code)

(Ketner Global Investments, Inc)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24th, 2007, by a unanimous written consent of the board of directors of Ketner Global Investments, Inc, a Nevada corporation, the following amendments were made to the company’s Articles of Incorporation.

1. The Company name was changed from Ketner Global Investments, Inc. to Kelyniam Global, Inc.

2. The maximum allowable authorized shares were increased from 5,000,000 to 10,000,000 in order to facilitate a two for one (2:1) forward stock split.

Please reference form DEF 14C filled with the commission on November 5, 2007

Item 7.01 Regulation FD Disclosure

(a)
On October 24, 2007, an agreement was entered into with one of the officers, Ms. Michelle LynRay, for a stock compensation package in which 200,000 additional shares were issued to Ms. LynRay in exchange for services rendered in the amount of $40,000.  Ms. LynRay has been an employee of the company for well over a year without compensation.

(b)
On November 28, 2007, an agreement was entered into with one of the officers, Mr. John Mastoloni, for a stock compensation package in which 200,000 additional shares were issued to Mr. Mastoloni in exchange for services rendered in the amount of $40,000.  Mr. Mastoloni has been an employee of the company for well over a year without compensation. In addition, Mr. Mastoloni purchased an addition 25,000 shares at a price of $.20 per share for a total of $5,000.

(c)
From August 10, 2007 through November 28, 2007, a private offering was made under Rule 506, Regulation-D of the United States Securities and Exchange Commission in order to increase the amount of stock held by individuals and to increase the amount of stock to be registered on Form SB-2.  As with the 2:1 forward stock split, this offering was made with the intention of creating a larger float and thus potentially creating a more liquid trading market if the companies securities become qualified for quotation on the over the counter bulletin board in the future, of which there is no assurance.  The company sold and or issued for services approximately 365,120 (post split) additional shares to 33 non accredited and 4 accredited investors.

(d)
Four affiliates intend to register a total of 140,000 shares of post split stock held in their names in order to increase the tradable float on Form SB-2.  The affiliates, position, and the share amounts that are intended to be registered are set forth in the following table:

James Ketner	Pres/CEO/Chairman	40,000 shares
Michelle LynRay	Sec/Treasurer/Director	40,000 shares
John Mastoloni	VP/Director	40,000 shares
Alexander Borges	VP/Director	20,000 shares

After the 2:1 forward stock split, and at the time of this filing, the share structure of the company will be as follows.

Authorized Stock	10,000,000 common shares
Outstanding Stock	9,288,800 common shares
Tradable Float	583,800 common shares

The company has no warrants, stock options, preferred, or any other special series of stock at the time of this filing.

Item 8.01 Other Events.

By unanimous written consent of the board of directors of Kelyniam Global, Inc, a Nevada corporation, the “company” will hereby effectuate a two for one (2:1) forward split of the common shares outstanding of record on December 10, 2007 effective at 6:00 p.m. that same day.  The company and its board of directors believe this action is in the best interest of the shareholders by creating a larger float and thus potentially creating a more liquid trading market if our securities become qualified for quotation on the over the counter bulletin board in the future, of which there is no assurance.

The company will engage their transfer agent to issue additional shares in accordance with all applicable state and federal laws.  Shares will be delivered to each person, broker/dealer, clearing firm, or other business entity entitled additional shares as of the effective date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2007	KELYNIAM GLOBAL, INC.

	By:	/s/ James Ketner
James Ketner
President/CEO/Chairman

	By:	/s/ Michelle LynRay
Michelle LynRay
Secretary/Treasurer/Director

	By:	/s/ John Mastoloni
John Mastoloni
Vice President/Director

	By:	/s/ Alexander Borges dos Santos
Alexander Borges dos Santos
Vice President/Director